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                                 Exhibit 99(b)6
PYRAMID BANCORP, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999
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
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                                                                                       1999
                                                                              ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                            (In thousands)
   Net income                                                                 $               953
                                                                              ---------------------
   Adjustments to reconcile net income to net Cash provided by operating activities:
        Depreciation                                                                          178
        Provision for loan losses                                                              54
        Amortization and accretion of bond premiums and discounts, net                         54
        Gains on sales of mortgage loans held for sale                                        (38)
        Increase in cash surrender value of life insurance                                    (52)
        Amortization of intangibles and organization expense                                   54
        Decrease in accrued interest receivable and other assets                             (795)
        Increase in accrued interest payable and other liabilities                            160
                                                                              ---------------------
              TOTAL ADJUSTMENTS                                                              (385)
                                                                              ---------------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES                                       568
                                                                              ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net decrease (increase) in interest bearing deposit with banks                           4,708
   Net increase in federal funds sold                                                         775
   Proceeds from sales, maturities and repayments of securities                             4,785
   Purchase of securities                                                                  (8,213)
   Net decrease in loans                                                                   (4,279)
   Purchases of office buildings and equipment                                                (58)
                                                                              ---------------------
              NET CASH USED IN INVESTING ACTIVITIES                                        (2,282)
                                                                              ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in deposits                                                                 4,639
   Net increase (decrease) in securities sold under repurchase agreements                  (2,692)
   Net decrease in other borrowings                                                           284
   Payment on Federal Home Loan Bank advances                                                (450)
   Proceeds from exercise of stock options                                                    250
   Payment of dividends                                                                      (203)
                                                                              ---------------------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                                     1,828
                                                                              ---------------------

              DECREASE IN CASH AND DUE FROM BANKS                                             114
CASH AND DUE FROM BANKS, beginning of year                                                  3,565
                                                                              ---------------------

CASH AND DUE FROM BANKS, end of year                                          $             3,679
                                                                              =====================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest                                                                $             2,655
                                                                              =====================

      Income taxes                                                            $               316
                                                                              =====================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Net change in unrealized gain on available for sale securities             $              (248)
                                                                              =====================
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On December 31, 1999, Merchants and Manufacturers Bancorporation Inc.
(Merchants), merged with Pyramid Bancorp Inc.(Pyramid), in a pooling of interests combination. The combined company retains the name of Merchants and
Manufacturers Bancorporation, Inc. The merger was consummated on December 31,
1999, with Merchants exchanging nine shares of its commons stock for each outstanding share of Pyramid. Following is pro forma financial information for the combined entities as of and for the periods ending December 31, 1997,
December 31, 1998, and September 30, 1999.